UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2009

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California		95441
(Address of principal executive offices)		(Zip Code)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 5.02(b).  Departure of Directors or Principal Officers

On January 22, 2009, Mr. Shawn S. Smyth left the positions of Chief Executive Officer of the River Rock Entertainment Authority (the “Authority”) and General Manager of the River Rock Casino (the “Casino”) to pursue other interests.  Mr. Smyth’s departure will have no impact on the financial reporting of the Authority.  Effective immediately, Mr. John Cirrincione, the Chief Operating Officer of the Authority, will act as the General Manager of the Casino. The Authority will immediately begin a search for a new Chief Executive Officer and a new General Manager.

Mr. Cirrincione has been the Chief Operating Officer of the Authority since October 2008 and will continue to act in that capacity.   Prior to joining the Authority, Mr. Cirrincione was the General Manager of Downstream Casino Resort, a high-end casino facility with 2,000 slots, 45 games, 5 restaurants, 226 hotel rooms and a 36 hole golf course in Quapaw, OK. Prior to that Mr. Cirrincione was General Manager for Gila River Casino in Chandler, AZ which has 2,150 slots and 80 table games.  He also previously held various operational positions at Thunder Valley Casino in California, Sand Regency Casino Hotel, Atlantis Casino Resort, Silver Club Hotel Casino, John Ascuaga’s Nugget in Nevada and Mystic Lake Casino Hotel in Minnesota.

The Authority has furnished the press release announcing the departure of Mr. Smyth as Exhibit 99.1 to this Form 8-K. The information in this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01(d). Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of River Rock Entertainment Authority dated January 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2009
River Rock Entertainment Authority

	By:	/s/ Joseph R. Callahan
Joseph R. Callahan
Chief Financial Officer